UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 24, 2012

Associated Banc-Corp

(Exact name of registrant as specified in its chapter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Hansen Road, Green Bay, Wisconsin		54304
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code 920-491-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Shareholders of Associated Banc-Corp (the “Company”) held on April 24, 2012 (the “Annual Meeting”), shareholders of the Company approved an amendment to the Company’s Amended and Restated Articles of Incorporation relating to its preferred stock (the “Amendment”). The Amendment became effective upon filing with the Wisconsin Department of Financial Institutions on April 25, 2012. The Amendment amends and restates Article III, Section 2 of the Company’s Amended and Restated Articles of Incorporation. In addition, the Amendment deletes Article III, Sections 3, 4, 5 and 6 in their entirety, and Article III, Sections 7, 8 and 9 are re-numbered 3, 4 and 5, respectively. Previously, Article III, Sections 2, 3, 4, 5 and 6 required that any preferred stock issued by the Company include certain mandatory, minimum rights, including (1) a requirement that dividends be cumulative, (2) a limitation disallowing any dividends to be paid on the Company’s common stock if there are any accrued dividends on the preferred stock which have not been paid, or been declared and a sum set aside for payment, and (3) a liquidation preference. The Amendment has the effect of eliminating these minimum requirements with respect to preferred stock issued in the future.

The Amendment also applies to the terms of the Company’s outstanding 8.00% Perpetual Preferred Stock, Series B, liquidation preference $1,000 per share (the “Series B Preferred Stock”). At the time of issuance of the Series B Preferred Stock, the Company’s Amended and Restated Articles of Incorporation required dividends on the Series B Preferred Stock to be cumulative. By the terms of the Series B Preferred Stock, dividends on the Series B Preferred Stock became non-cumulative upon effectiveness of the Amendment.

A copy of the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation is attached hereto as Exhibit 3.1, 4.1 and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The results of the matters submitted to a shareholder vote at the Annual Meeting were as follows:

(1) Election of the below-named nominees to the Board of Directors (the “Board”) of the Company:

Nominee	Number of Votes FOR	Number of Votes Withheld	Broker Non-Votes
John F. Bergstrom	123,543,608	13,686,475	20,064,417

Ruth M. Crowley	123,162,431	14,067,652	20,064,417

Philip B. Flynn	136,067,128	1,162,956	20,064,417

Ronald R. Harder	135,396,230	1,833,854	20,064,417

William R. Hutchinson	135,558,475	1,671,608	20,064,417

Robert A. Jeffe	124,877,428	12,352,655	20,064,417

Eileen A. Kamerick	135,844,779	1,385,304	20,064,417

Richard T. Lommen	123,251,052	13,979,031	20,064,417

J. Douglas Quick	135,521,736	1,708,347	20,064,417

John C. Seramur	135,181,265	2,048,818	20,064,417

Karen T. van Lith	134,364,433	2,865,650	20,064,417

John (Jay) B. Williams	124,878,312	12,351,771	20,064,417

(2) Approval of the amendment of the Amended and Restated Articles of Incorporation of the Company regarding the rights and preferences of preferred stock.

Number of Votes FOR	Number of Votes Against	Withheld/Abstentions	Broker Non-Votes
134,158,142	2,194,965	876,972	20,064,421

(3) Approval of an advisory (non-binding) proposal on named executive officer compensation.

Number of Votes FOR	Number of Votes Against	Withheld/Abstentions	Broker Non-Votes
86,940,998	48,270,869	2,018,213	20,064,420

(4) Advisory vote on the frequency of advisory (non-binding) approval of named executive officer compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
131,943,128	525,242	3,032,985	1,728,720	20,064,425

(5) Ratification of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2012.

Number of Votes FOR	Number of Votes Against	Withheld/Abstentions	Broker Non-Votes
155,192,534	1,431,801	670,165	0

In light of the results of the advisory vote on the frequency of advisory (non-binding) approval of named executive officer compensation, the Board determined that the Company will hold an annual advisory (non-binding) vote on named executive officer compensation. The Board will reevaluate this determination after the next shareholder advisory vote on the frequency of advisory (non-binding) approval of named executive officer compensation.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1, 4.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Associated Banc-Corp regarding the rights and preferences of preferred stock, effective April 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp

Date: April 25, 2012	By:	/s/ Kristi A. Hayek
Kristi A. Hayek
Senior Vice President & Deputy General Counsel

Exhibit Index

Exhibit No.	Description

3.1, 4.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Associated Banc-Corp regarding the rights and preferences of preferred stock, effective April 25, 2012